Exhibit 10.4

Building Brands. Building Business.
Diamond Technologies
Interim Identity Development
Prepared for John Cecil and Vince Leitao
Diamond Technologies
September 29, 2010

A Proposal for the Interim Identity Development and Collateral Material Rollout

watt
strategy + design

1

Diamond Technologies.

Interim Identity Development and Material Collateral Design Rollout.

We are excited about the opportunity to partner with Diamond Technologies to develop an interim identity and collateral templates/materials as outlined within the below scope of work. This proposal will cover the necessary scope of work to present a credible brand in the marketplace acting as a temporary brand identity solution until the final identity for Diamond Technologies is developed.

Scope of Work

Steering Committee Meetings

Bi-weekly meetings will take place to provide project status updates, review initiatives and discuss proposed strategies to ensure they are in line with the Diamond Technologies business plan and objectives. This meeting also provides an opportunity for Diamond Technologies to update the team on new business partnerships, product news and other project information.
The project kick-off meeting will take place October 1. Bi-weekly meetings will then resume until the end of December 2010.

Timing:  Bi-Weekly meetings to occur within October 1 - December 31, 2010
Fees:  $ 22,500 (based on a $ 7500 monthly rate)
Deliverable:  Meeting minutes issued 1-2 days after each meeting.

Interim Identity Development
Watt will work with Diamond Technologies and MCI to develop an interim brand identity including a logo/wordmark and supporting collateral materials. This interim identity is intended to fulfill immediate communication requirements in parallel with the permanent Corporate Identity exercise due for completion in January.

A. Interim Name Development and Logo Development
Watt will facilitate an interim name discussion meeting with Diamond Technologies and MCI to discuss name options and reach a consensus on an interim brand name. As part of this discussion we begin to investigate the "house of brands" or "branded house" approach.

Working with the interim name Watt will develop a temporary logo or wordmark. One round of refinements is included. If additional rounds of refinements are required, a cost will be provided.

Timing:  2 weeks
Fees:  $ 14,500
Deliverable:  Working name defined and interim logo / wordmark identity developed.

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Please note: the above costs do not include photography and / or illustration. If required, a cost will be provided under a separate cover.
If required, Watt can conduct a preliminary (name) trademark search. However, Diamond
Technologies will be required to check the final name selected for any trademark conflicts.

B. Communication I Collateral Material Rollout - Design and Production Art
Watt will develop communication and collateral templates/materials for the following items based on the new interim identity developed (one round of refinements included):

a.      Business Cards (up to three business cards)
b.      PowerPoint presentation template (one cover page and up to three body pages)
c.      Microsoft Word letterhead template
d.      Sales folder (single fold)

Production Art
This also includes the production art for up to three business cards, Microsoft letterhead template and 1 sales folder as per printer specifications provided. One round of refinements included.

Timing: 2 weeks
Fees: $ 20,000
Deliverable: Working name defined and logo / wordmark identity developed. Production artwork files for items listed above.

Presentation Reformatting
Watt will reformat existing Rophe corporate and product documents for both presentations and
"leave-behinds". Reformatting utilizes existing content or copy decks provided by Diamond and the quote is based on three (3) documents with an average presentation size of thirty (30) to fifty
(50) slides.

Timing: 4-5 business days per presentation weeks
Fees: $ 3,500/presentation
Deliverable: Reformatted presentations in PowerPoint or program designated by Diamond.
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Timing & Fees Summary:

Listed below is a summary of the timing and fees we have outlined for the in-scope activates.

Proposed Services	Estimated Timing	Estimated Fees (CAN$)
Steering Committee Meetings	Bi-Weekly Oct 1 - Dec 31, 2010	$ 22,500
Interim Name Development and Logo Development	2 weeks	$ 14,500
Communication / Collateral Material Rollout	2 weeks	$ 20,000
Presentation Reformatting (3 presentations)	4-5 business days/ Presentation	$10,500
SUB-TOTAL		$ 67,500*

* Out-of-Pocket Expenses:

These fees exclude all travel costs (airfare. hotels, incidentals), which will be pre-approved by
Diamond Technologies and billed through at cost.

Costs associated with photography I illustration are also outside the fees quoted and will be provided to you once the photography I illustration scope of work has been determined.

An agency contingency fee of 10% is required.

ADDITIONAL FEES:

Material changes to the project scope, design refinements or approved work, and any additional services not outlined in this assignment will be subject to approval from Diamond Technologies before the changes are initiated. Such additional fees will be quoted and billed separately.

Delays, beyond the normal time allocated for reviews and approvals, will cause our fees to increase. We will notify you as this situation arises. and provide you with a statement of impact.

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INVOICING AND PROJECT SPECIFIC CONDITIONS:
All fees are quoted in CAN dollars. Applicable taxes are in addition to the fees quoted and are payable by Diamond Technologies.

The billing schedule is as follows:
•	50% of the estimated fees are due at project commencement;
•	remaining fees, reconciled against deliverables, will due on January 22, 2011.
Please note that payment is required on January 22, 2011. Diamond and Watt will identify an appropriate final billing date to facilitate this.

The preferred method of payment is by bank wire transfer. Bank wire details for Watt are:

WATT INTERNATIONAL INC - TORONTO
BANK	ROYAL BANK OF CANADA
200 BAY STREET
TORONTO, ONTARIO
M5J 2J5 CANADA

SWIFT CODE	ROYCCAT2

TRANSIT #	00002

ACCOUNT #	1320456 (CAD)

BANK #	003

OUR WORKING RELATIONSHIP
Confidentiality
Watt will keep strictly confidential all information (the "Confidential Information") regarding the business or activities of Diamond Technologies that Watt may acquire, see, or be informed of as a direct or indirect consequence of negotiating, entering into, or carrying out the terms of this
Agreement or any other transaction with Diamond Technologies. Without limiting the generality of the foregoing, Confidential Information shall include the fact and terms of this Agreement, all technical, financial or business information regarding Diamond Technologies business operations, the names of Diamond Technologies customers and suppliers, designs, drawings and specifications in connection with Diamond Technologies business, and any other trade secret or confidential or proprietary information in the possession or control of Diamond Technologies.
Watt acknowledges that a/l Confidential Information is the sole and exclusive property of
Diamond Technologies. Watt covenants, agrees and undertakes not to make any use or disclosure of any Confidential Information to any person either during or after termination (or expiration) of this Agreement, except as may be specifically authorized by Diamond Technologies

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in writing prior to such use or disclosure. Upon the termination of the term of this Agreement, or at Diamond Technologies written request, Watt shall return to Diamond Technologies or destroy all Confidential Information as Diamond Technologies may determine, disclosed by Diamond
Technologies to Watt pursuant hereto and continue to treat as confidential and preserve the confidentiality of all Confidential Information received from Diamond Technologies. This section will survive the termination of this Agreement.

Watt agrees not to include or make reference (either expressly or implicitly) to Diamond
Technologies or the fact or terms of this Agreement in any advertisements, sales presentations, press releases or otherwise without Diamond Technologies prior written consent, which may be withheld arbitrarily. This section will survive the termination of this Agreement.

Understanding Our Services

Should current and future projects include any design concept work, this can be subjective, and work of this nature may not result in a product that is in whole utilized by Diamond Technologies.
Having expended time, energy, and creative/marketing expertise, Watt needs to be compensated for their work, regardless of Diamond Technologies use of it.

Watt is fairly flexible when it comes to minor changes in the scope of work required to complete the project. If there are changes to the scope that materially affect the time it will take to finish,
Watt will notify Diamond Technologies of the financial impact as soon as possible.

Use of Documents

Watt makes commercially reasonable efforts to ensure that all work created does not violate the intellectual property rights of other persons. However, the ultimate responsibility to ensure that no intellectual property rights have been violated rests with Diamond Technologies.

Who Owns the Work

Once Watt has received payment for invoices relating to the work, Diamond Technologies will be entitled to utilize the final work product created by Watt for its intended purpose, within the agreed geographic boundaries. Watt will take necessary steps to transfer all work including property and moral rights.

Attention to Detail

As a professional agency, Watt prides itself on attention to detail. That being said, it is Diamond
Technologies responsibility to verify the accuracy of final artwork. In the unlikely event that errors are missed, Watt is only responsible for replacing final artwork.

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Materials

Watt will store all electronic artwork produced by Watt for a maximum period of two (2) years following the completion of the project. Fees for retrieval of electronic artwork at anytime following the completion of services will be billed on a per hour basis.

Termination

In the unlikely event that Diamond Technologies wants to stop working with Watt at any time during the project, Watt needs to be compensated for services performed and expenditures made up to the time of termination.

Accepted &Agreed as of October 20, 2010.

DIAMOND TECHNOLOGIES	WATT INTERNATIONAL INC.

VINCE LEITAO	RANDY REDFORD
SIGNATURE	SIGNATURE

VINCE LEITAO	RANDY REDFORD
NAME OF AUTHORIZED PERSON	RANDY REDFORD
(PRINT)

PRESIDENT
TITLE	EVP CREATIVE AND CLIENT SERVICES

Oct 20/ 2010	Oct 20/ 2010
DATE	DATE

300 BAYVIEW AVENUE
TORONTO, ON
M5A 3R7

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